Exhibit 5.1

[K&L GATES LETTERHEAD]

July 10, 2014

Iradimed Corporation

7457 Aloma Avenue

Winter Park, Florida 32792

Attention: Roger Susi

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-1 (File No. 333-196875) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) for the registration of (i) 2,012,500 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Iradimed Corporation, a Delaware corporation (the “Company”) (which includes 262,500 shares subject to the underwriters’ option to purchase additional shares to cover over-allotments) to be offered and sold by the Company; (ii) warrants to be issued by the Company to the underwriters of the Shares named in the Registration Statement (the “Underwriters’ Warrants”) upon the closing of public offering, and (iii) 175,000 shares of Common Stock underlying the Underwriters’ Warrants (the “Warrant Shares”, and collectively with the Shares and the Underwriters’ Warrants, the “Securities”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Registration Statement, the underwriting agreement referred to therein, the Company’s Certificate of Incorporation and Bylaws, as amended and restated, and the corporate action of the Company that authorizes and provides for the filing of the Registration Statement and the issuance of the Securities.   We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.  We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we also have made assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that all of the Shares eligible for issuance following the date hereof will be issued for not less than par value.  We have further assumed that the Company does not in the future issue so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for the exercise of the Underwriters’ Warrants.  We have not verified any of those assumptions. Our opinion is rendered as of the date of this letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Our opinions set forth below are limited to the Delaware General Corporation Law and solely with respect to our opinion in the numbered paragraph 2 below, the law of the State of California.  The opinions in numbered paragraph 2 are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion with respect to provisions relating to severability or separability.

Based upon and subject to the foregoing, it is our opinion that:

1.              The Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the underwriting agreement , will be validly issued, fully paid, and nonassessable.

2.              The Underwriters’ Warrants have been duly authorized for issuance to the underwriters named in the Registration Statement upon the closing of the public offering, and upon payment (or delivery) of the consideration provided for therein, the Underwriters’ Warrants will constitute valid and legally binding obligations of the Company.

3.              The Warrant Shares have been duly authorized and when issued and paid for in accordance with the terms and conditions of the Underwriters’ Warrants will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm’s name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gate LLP

K&L Gates LLP